EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Filed by Northwest Bancshares, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Penns Woods Bancorp, Inc.
Commission File No. 0-17077

Contact:	Douglas M. Schosser, Chief Financial Officer (814) 726-2140
Media Contact:	Devin T. Cygnar, Chief Marketing & Communications Officer (614) 934-2797

Northwest Bancshares, Inc. Announces Fourth Quarter 2024 net income of $33 million, or $0.26 per diluted share

Adjusted net income (non-GAAP) of $35 million, or $0.27 per diluted share
Net interest margin expands 9 basis points to 3.42%, inclusive of 6bps from an interest recovery
Efficiency ratio improved to 61.8%
121st consecutive quarterly dividend of $0.20 per share declared

Columbus, Ohio — January 24, 2025

Northwest Bancshares, Inc., (the “Company”), (Nasdaq: NWBI) announced net income for the quarter ended December 31, 2024 of $33 million, or $0.26 per diluted share. This represents an increase of $4 million compared to the same quarter last year, when net income was $29 million, or $0.23 per diluted share, and a decrease of $1 million compared to the prior quarter, when net income was $34 million, or $0.26 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2024 were 8.20% and 0.91% compared to 7.64% and 0.80% for the same quarter last year and 8.50% and 0.93% from the prior quarter.

Compared to adjusted net income (non-GAAP) of $34 million, or $0.26 per diluted share in the prior quarter, adjusted net income (non-GAAP) increased by $1 million to $35 million, or $0.27 per diluted share for the quarter ended December 31, 2024. This increase was driven by an increase in noninterest income which was offset by an increase in provision expense of $17 million for the quarter ended December 31, 2024 compared to $4.9 million for the quarter ended September 30, 2024. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended December 31, 2024 were 8.71% and 0.97% compared to 8.51% and 0.93% for the prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on February 14, 2025 to shareholders of record as of February 3, 2025. This is the 121st consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of December 31, 2024, this represents an annualized dividend yield of approximately 6.1%.

Remarking on the results, President and CEO Louis J. Torchio said, “We are pleased with our fourth quarter earnings, which demonstrate the success of our business model focused on strategic growth and transformation. Our focus on commercial banking and deposit growth has delivered an increase in average C&I loans and sustainable deposit generation while maintaining a stable cost of funds. We’ve entered 2025 with significant momentum driven by improvements in our net interest margin and efficiency ratio, thanks to the commitment of our entire team to produce results while managing risks and taking care of our customers.

Notably in the fourth quarter, we were pleased to announce that we entered into an agreement to acquire Penns Woods Bancorp, Inc. expected to close in the third quarter of 2025, subject to customary closing conditions. This transaction marks another milestone in our long-term growth strategy and will place Northwest in the nation’s top 100 largest banks. Our combination of companies will be strongly positioned to serve communities that are familiar to Northwest while also expanding into new markets across North Central and Northeastern Pennsylvania. We look forward to continuing our long-standing tradition of customer-focused banking in these new markets and across the entire Northwest footprint.

I am pleased to announce that for the 121st consecutive quarter, we will provide a $0.20 per share dividend, which demonstrates our continued commitment to providing value to our shareholders. Our dedication to financial stability, outstanding performance and sustainable growth remains steadfast this year, as we work to deliver benefits to our shareholders, customers, and communities.”

Balance Sheet Highlights

Dollars in thousands				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Average loans receivable	$11,204,781	11,223,602	11,251,717	(0.2)%	(0.4)%
Average investments	2,033,991	1,998,855	2,076,808	1.8%	(2.1)%
Average deposits	12,028,417	12,096,811	11,796,193	(0.6)%	2.0%
Average borrowed funds	222,506	220,677	548,089	0.8%	(59.4)%

•Average loans receivable decreased $47 million from the quarter ended December 31, 2023 driven by our personal banking portfolio, which decreased by $448 million as cash flows from this portfolio were reinvested in our commercial portfolios. This was partially offset by growth in our commercial banking portfolio, which grew by $401 million in total, including a $368 million increase in our commercial and industrial portfolio as we have continued to build-out our commercial lending verticals. Compared to the third quarter of 2024, average loans receivable decreased by $19 million. Growth was muted in the quarter as we continue to reinvest cash flows from our personal banking portfolio into our commercial banking portfolio and focus on profitability and credit discipline.
•Average investments declined $43 million from the quarter ended December 31, 2023 and increased $35 million from the quarter ended September 30, 2024. The decline from the prior year was driven by the investment portfolio restructure which occurred in the second quarter as a portion of the proceeds from the investment sale were used to reduce outstanding borrowings. The growth in average investments compared to the third quarter was due to an increase in net portfolio purchases during the quarter to reach a normalized percentage of total assets for liquidity purposes.
•Average deposits grew $232 million from the quarter ended December 31, 2023, driven by a $224 million increase in our average time deposits as we competitively positioned our deposit products over the last year. This increase was partially offset by a decrease in money market balances as customers shifted balances into higher yielding time deposit accounts. Compared to the third quarter of 2024, average deposits declined $68 million, driven by a $159 million decrease in time deposits due a decline in the need for brokered CDs. This was partially offset by a $69 million increase in our average interest-bearing checking deposits.
•Average borrowings saw a reduction of $326 million compared to the quarter ended December 31, 2023 and a $2 million increase compared to the quarter ended September 30, 2024. The decrease in average borrowings is primarily attributable to the pay-down of wholesale borrowings made possible by the increase in the average balance of deposits noted above coupled with the proceeds from our investment portfolio restructuring.

Income Statement Highlights

Dollars in thousands				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Interest income	$170,722	171,381	157,388	(0.4)%	8.5%
Interest expense	56,525	60,079	51,086	(5.9)%	10.6%
Net interest income	$114,197	111,302	106,302	2.6%	7.4%

Net interest margin	3.42%	3.33%	3.16%

Compared to the quarter ended December 31, 2023, net interest income increased $8 million and net interest margin increased to 3.42% from 3.16% for the quarter ended December 31, 2023. This increase in net interest income resulted primarily from:

•A $13 million increase in interest income that was the result of cash and marketable securities being redeployed into higher yielding loans. Driven by higher market interest rates, the average yield on loans improved to 5.56% for the quarter ended December 31, 2024 from 5.19% for the quarter ended December 31, 2023. This increase includes an interest recovery of $2.1 million on a non-accrual commercial loan payoff. Excluding this interest recovery, the adjusted yield on loans for the quarter ended December 31, 2024 was 5.48% and the adjusted net interest margin was 3.36%.

•A $5 million increase in interest expense as the result of higher costs of deposits due to the higher interest rate environment and competitive pressure for liquidity. The cost of interest-bearing liabilities increased to 2.27% for the quarter ended December 31, 2024 from 2.04% for the quarter ended December 31, 2023.

Compared to the quarter ended September 30, 2024, net interest income increased $3 million and net interest margin increased to 3.42% for the quarter ended December 31, 2024 from 3.33% for the quarter ended September 30, 2024. This increase in net interest income resulted from the following:

•A $4 million decrease in interest expense driven by lower interest expense on deposits as average yield improved compared to the prior quarter to 2.14% from 2.27% for the quarter ended September 30, 2024.
•A $1 decrease in interest income, as lower interest yields were partially offset by an interest recovery of $2.1 million on a non-accrual commercial loan payoff.

Dollars in thousands				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Provision for credit losses - loans	$15,549	5,727	3,801	171.5%	309.1%
Provision for credit losses - unfunded commitments	1,016	(852)	4,145	219.2%	(75.5)%
Total provision for credit losses expense	$16,565	4,875	7,946	239.8%	108.5%

Net charge-offs to average loans, annualized	0.87%	0.18%	0.12%

During the quarter the Company took several steps to de-risk our loan portfolio and reduce our levels of nonperforming, criticized and classified loans by completing two loan pool sales and transferring certain loans within our Long Term Healthcare portfolio into held for sale as of December 31, 2024. As a result we saw an elevated level of charge-offs during the fourth quarter as the loans noted above were written-down to fair market value prior to sale. Total charge-offs related to the loan sales and transfer to loans held-for-sale was a combined $15 million. Additionally, the Company saw a decrease in classified loans to $272 million, or 2.44% of total loans, at December 31, 2024 from $320 million, or 2.83% of total loans, at September 30, 2024.

The total provision for credit losses for the quarter ended December 31, 2024 was $16.6 million primarily driven by the elevated charge-offs discussed above, coupled with growth in our commercial lending portfolio and changes in the economic forecasts in the current period.

Dollars in thousands				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Noninterest income:
Loss on sale of investments	$—	—	(1)	NA	NA
Gain on sale of loans	—	—	726	NA	NA
Gain on sale of SBA loans	822	667	388	23.2%	111.9%
Service charges and fees	15,975	15,932	15,922	0.3%	0.3%
Trust and other financial services income	7,485	7,924	6,884	(5.5)%	8.7%
Gain on real estate owned, net	238	105	1,084	126.7%	(78.0)%
Income from bank-owned life insurance	2,020	1,434	1,454	40.9%	38.9%
Mortgage banking income	224	744	247	(69.9)%	(9.3)%
Other operating income	13,299	1,027	2,465	1194.9%	439.5%
Total noninterest income	$40,063	27,833	29,169	43.9%	37.3%

Noninterest income increased from the quarter ended December 31, 2023 by $11 million and from the quarter ended September 30, 2024 by $12 million due primarily to an increase in other operating income driven by a gain on sale of Visa B shares and a gain on a low income housing tax credit investment.

Dollars in thousands				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Noninterest expense:
Personnel expense	$53,198	56,186	50,194	(5.3)%	6.0%
Non-personnel expense	42,128	34,581	40,482	21.8%	4.1%
Total noninterest expense	$95,326	90,767	90,676	5.0%	5.1%

Noninterest expense increased from the quarter ended December 31, 2023 due to a $3 million increase in personnel expenses driven by an increase in incentive compensation and contract employee expense during the quarter.

Compared to the quarter ended September 30, 2024, noninterest expense increased due to a $3 million decrease in personnel expense driven by a decline in contract employee expense and employee benefit expenses, which were more than offset by an increase in non-personnel expense of $8 million due to $3 million of merger and restructuring expenses in the current quarter as well as an increase in processing and other expense due to technology investments and the timing of charitable contributions.

Dollars in thousands				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Income before income taxes	$42,369	43,493	36,849	(2.6)%	15.0%
Income tax expense	9,619	9,875	7,835	(2.6)%	22.8%
Net income	$32,750	33,618	29,014	(2.6)%	12.9%

The provision for income taxes increased by $2 million from the quarter ended December 31, 2023 and remained flat from the quarter ended September 30, 2024 primarily due to the quarterly change in income before income taxes.

Net income increased from the quarter ended December 31, 2023, due to the factors discussed above, and decreased from the quarter ended September 30, 2024 due to the factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of December 31, 2024, Northwest operated 130 full-service financial centers and eleven free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitation, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; (9) reduction in the value of our goodwill and other intangible assets; and (10) the effect of any pandemic, war or act of terrorism. This release also contains forward-looking statements with respect to the proposed merger between the Company and Penns Woods Bancorp, Inc. (“Penns Woods”) including, without limitation, statements with respect to the expected timing of and benefits of the proposed merger. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including, without limitation: (1) the businesses of the Company and Penns Woods may not be integrated successfully or such integration may take longer to accomplish than expected; (2) the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; (3) disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; (4) the required governmental approvals of the proposed merger may not be obtained on the expected terms and schedule; and (5) Penns Woods’ shareholders may not approve the proposed merger and the merger agreement. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release, except as required by law.

Additional Information about the Merger and Where to Find It - This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of the Company. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Penns Woods, and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. INVESTORS AND SHAREHOLDERS OF PENNS WOODS, AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Proxy Statement/Prospectus will be mailed to shareholders of Penns Woods prior to the shareholder meeting, which has not yet been scheduled. In addition, when the Registration Statement on Form S-4, which will include the Proxy Statement/Prospectus, and other related documents are filed by the Company with the SEC, it may be obtained for free at the SEC’s website at www.sec.gov, and from either the Company’s website at www.northwest.bank or Penns Woods’ website at www.pwod.com.

Participants in the Solicitation - The Company, Penns Woods, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and Penns Woods in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2024 annual meeting of shareholders, as filed with the SEC on March 8, 2024. Information about the directors and executive officers of Penns Woods is set forth in the proxy statement for Penns Woods’s 2024 annual meeting of shareholders, as filed with the SEC on March 26, 2024. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders of Penns Woods in connection with the proposed merger will be included in the Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, the Company, or Penns Woods using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PENNS WOODS SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	December 31, 2024	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$288,378	226,883	122,260
Marketable securities available-for-sale (amortized cost of $1,278,665, $1,248,104 and $1,240,003, respectively)	1,108,944	1,111,868	1,043,359
Marketable securities held-to-maturity (fair value of $637,948, $672,641 and $699,506, respectively)	750,586	766,772	814,839
Total cash and cash equivalents and marketable securities	2,147,908	2,105,523	1,980,458

Loans held-for-sale	76,331	9,370	8,768
Residential mortgage loans	3,178,269	3,248,788	3,419,417
Home equity loans	1,149,396	1,167,202	1,227,858
Consumer loans	1,995,085	1,998,032	2,126,027
Commercial real estate loans	2,849,862	2,994,379	2,974,010
Commercial loans	2,007,402	1,886,787	1,658,729
Total loans receivable	11,180,014	11,295,188	11,406,041
Allowance for credit losses	(116,819)	(125,813)	(125,243)
Loans receivable, net	11,063,195	11,169,375	11,280,798

FHLB stock, at cost	21,006	21,223	30,146
Accrued interest receivable	46,356	46,678	47,353
Real estate owned, net	35	76	104
Premises and equipment, net	124,246	126,391	138,838
Bank-owned life insurance	253,137	255,324	251,895
Goodwill	380,997	380,997	380,997
Other intangible assets, net	2,837	3,363	5,290
Other assets	292,176	236,005	294,458
Total assets	$14,408,224	14,354,325	14,419,105
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,621,415	2,581,769	2,669,023
Interest-bearing demand deposits	2,666,504	2,676,779	2,634,546
Money market deposit accounts	2,007,739	1,956,747	1,968,218
Savings deposits	2,171,251	2,145,735	2,105,234
Time deposits	2,677,645	2,710,049	2,602,881
Total deposits	12,144,554	12,071,079	11,979,902

Borrowed funds	200,331	204,374	398,895
Subordinated debt	114,538	114,451	114,189
Junior subordinated debentures	129,834	129,769	129,574
Advances by borrowers for taxes and insurance	42,042	24,700	45,253
Accrued interest payable	6,935	15,125	13,669
Other liabilities	173,134	203,502	186,306
Total liabilities	12,811,368	12,763,000	12,867,788
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,508,003, 127,400,199 and 127,110,453 shares issued and outstanding, respectively	1,275	1,274	1,271
Additional paid-in capital	1,033,385	1,030,384	1,024,852
Retained earnings	673,110	665,845	674,686
Accumulated other comprehensive loss	(110,914)	(106,178)	(149,492)
Total shareholders’ equity	1,596,856	1,591,325	1,551,317
Total liabilities and shareholders’ equity	$14,408,224	14,354,325	14,419,105

Equity to assets	11.08%	11.09%	10.76%
Tangible common equity to tangible assets*	8.65%	8.64%	8.30%
Book value per share	$12.52	12.49	12.20
Tangible book value per share*	$9.51	9.47	9.17
Closing market price per share	$13.19	13.38	12.48
Full time equivalent employees	1,956	1,975	2,098
Number of banking offices	141	141	142
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Interest income:
Loans receivable	$155,838	156,413	153,954	149,571	146,523
Mortgage-backed securities	11,515	10,908	9,426	7,944	7,951
Taxable investment securities	910	842	728	794	786
Tax-free investment securities	515	512	457	491	492
FHLB stock dividends	392	394	498	607	666
Interest-earning deposits	1,552	2,312	1,791	832	970
Total interest income	170,722	171,381	166,854	160,239	157,388
Interest expense:
Deposits	50,854	54,198	52,754	47,686	40,600
Borrowed funds	5,671	5,881	7,259	9,315	10,486
Total interest expense	56,525	60,079	60,013	57,001	51,086
Net interest income	114,197	111,302	106,841	103,238	106,302
Provision for credit losses - loans	15,549	5,727	2,169	4,234	3,801
Provision for credit losses - unfunded commitments	1,016	(852)	(2,539)	(799)	4,145
Net interest income after provision for credit losses	97,632	106,427	107,211	99,803	98,356
Noninterest income:
Loss on sale of investments	—	—	(39,413)	—	(1)
Gain on sale of SBA loans	822	667	1,457	873	388
Gain on sale of loans	—	—	—	—	726
Service charges and fees	15,975	15,932	15,527	15,523	15,922
Trust and other financial services income	7,485	7,924	7,566	7,127	6,884
Gain on real estate owned, net	238	105	487	57	1,084
Income from bank-owned life insurance	2,020	1,434	1,371	1,502	1,454
Mortgage banking income	224	744	901	452	247
Other operating income	13,299	1,027	3,255	2,429	2,465
Total noninterest income/(loss)	40,063	27,833	(8,849)	27,963	29,169
Noninterest expense:
Compensation and employee benefits	53,198	56,186	53,531	51,540	50,194
Premises and occupancy costs	7,263	7,115	7,464	7,627	7,049
Office operations	3,036	2,811	3,819	2,767	3,747
Collections expense	905	474	406	336	328
Processing expenses	15,361	14,570	14,695	14,725	15,017
Marketing expenses	2,327	2,004	2,410	2,149	1,317
Federal deposit insurance premiums	2,949	2,763	2,865	3,023	2,643
Professional services	3,788	3,302	3,728	4,065	6,255
Amortization of intangible assets	526	590	635	701	724
Real estate owned expense	38	23	57	66	51
Merger, asset disposition and restructuring expense	2,850	43	1,915	955	2,354
Other expenses	3,085	886	895	2,070	997
Total noninterest expense	95,326	90,767	92,420	90,024	90,676
Income before income taxes	42,369	43,493	5,942	37,742	36,849
Income tax expense	9,619	9,875	1,195	8,579	7,835
Net income	$32,750	33,618	4,747	29,163	29,014

Basic earnings per share	$0.26	0.26	0.04	0.23	0.23
Diluted earnings per share	$0.26	0.26	0.04	0.23	0.23

Annualized return on average equity	8.20%	8.50%	1.24%	7.57%	7.64%
Annualized return on average assets	0.91%	0.93%	0.13%	0.81%	0.80%
Annualized return on average tangible common equity *	10.81%	11.26%	1.65%	10.08%	10.28%
Efficiency ratio	61.80%	65.24%	94.31%	68.62%	66.93%
Efficiency ratio, excluding certain items **	59.61%	64.78%	65.41%	67.35%	64.66%
Annualized noninterest expense to average assets	2.65%	2.52%	2.57%	2.51%	2.51%
Annualized noninterest expense to average assets, excluding certain items**	2.55%	2.50%	2.50%	2.47%	2.43%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Year ended December 31,
	2024	2023
Interest income:
Loans receivable	$615,776	543,659
Mortgage-backed securities	39,793	32,886
Taxable investment securities	3,274	3,258
Tax-free investment securities	1,975	2,350
FHLB stock dividends	1,891	2,868
Interest-earning deposits	6,487	2,901
Total interest income	669,196	587,922
Interest expense:
Deposits	205,492	105,343
Borrowed funds	28,126	46,896
Total interest expense	233,618	152,239
Net interest income	435,578	435,683
Provision for credit losses - loans	27,679	18,664
Provision for credit losses - unfunded commitments	(3,174)	4,210
Net interest income after provision for credit losses	411,073	412,809
Noninterest income:
Loss on sale of investments	(39,413)	(8,307)
Gain on sale of mortgage servicing rights	—	8,305
Gain on sale of SBA loans	3,819	1,800
Gain on sale of loans	—	726
Service charges and fees	62,957	59,214
Trust and other financial services income	30,102	27,284
Gain on real estate owned, net	887	2,006
Income from bank-owned life insurance	6,327	8,588
Mortgage banking income	2,321	2,431
Other operating income	20,010	11,776
Total noninterest income	87,010	113,823
Noninterest expense:
Compensation and employee benefits	214,455	195,691
Premises and occupancy costs	29,469	29,151
Office operations	12,433	12,955
Collections expense	2,121	1,695
Processing expenses	59,351	58,687
Marketing expenses	8,890	9,444
Federal deposit insurance premiums	11,600	9,271
Professional services	14,883	17,819
Amortization of intangible assets	2,452	3,270
Real estate owned expense	184	456
Merger, asset disposition and restructuring expense	5,763	6,749
Other expenses	6,936	6,366
Total noninterest expense	368,537	351,554
Income before income taxes	129,546	175,078
Income tax expense	29,268	40,121
Net income	$100,278	134,957

Basic earnings per share	$0.79	1.06
Diluted earnings per share	$0.79	1.06

Annualized return on average equity	6.41%	8.94%
Annualized return on average assets	0.70%	0.95%
Annualized return on tangible common equity *	8.51%	12.02%

Efficiency ratio	70.52%	63.98%
Efficiency ratio, excluding certain items **	64.11%	62.15%
Annualized noninterest expense to average assets	2.56%	2.46%
Annualized noninterest expense to average assets, excluding certain items **	2.50%	2.39%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, gain on sale of mortgage servicing rights, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended			Year ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
Reconciliation of net income to adjusted net income:
Net income (GAAP)	$32,750	33,618	29,014	100,278	134,957
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	2,850	43	2,354	5,763	6,749
Add: loss on the sale of investments	—	—	1	39,413	8,307
Less: gain on sale of mortgage servicing rights	—	—	—	—	(8,305)
Less: tax benefit of non-GAAP adjustments	(798)	(12)	(659)	(12,649)	(1,890)
Adjusted net income (non-GAAP)	$34,802	33,649	30,710	132,805	139,818
Diluted earnings per share (GAAP)	$0.26	0.26	0.23	0.79	1.06
Diluted adjusted earnings per share (non-GAAP)	$0.27	0.26	0.24	1.04	1.10

Average equity	$1,589,228	1,572,897	1,506,895	1,563,454	1,510,285
Average assets	14,322,864	14,351,669	14,329,020	14,385,171	14,269,809
Annualized return on average equity (GAAP)	8.20%	8.50%	7.64%	6.41%	8.94%
Annualized return on average assets (GAAP)	0.91%	0.93%	0.80%	0.70%	0.95%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, loss on the sale of investments and gain on sale of mortgage servicing rights, net of tax (non-GAAP)	8.71%	8.51%	8.09%	8.49%	9.26%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, loss on sale of investments, and gain on sale of mortgage servicing rights, net of tax (non-GAAP)	0.97%	0.93%	0.85%	0.92%	0.98%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	December 31, 2024	September 30, 2024	December 31, 2023
Tangible common equity to assets
Total shareholders’ equity	$1,596,856	1,591,325	1,551,317
Less: goodwill and intangible assets	(383,834)	(384,360)	(386,287)
Tangible common equity	$1,213,022	1,206,965	1,165,030

Total assets	$14,408,224	14,354,325	14,419,105
Less: goodwill and intangible assets	(383,834)	(384,360)	(386,287)
Tangible assets	$14,024,390	13,969,965	14,032,818

Tangible common equity to tangible assets	8.65%	8.64%	8.30%

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments
Tangible common equity	$1,213,022	1,206,965	1,165,030
Less: unrealized losses on held to maturity investments	(112,638)	(94,131)	(115,334)
Add: deferred taxes on unrealized losses on held to maturity investments	31,539	26,357	32,294
Tangible common equity, including unrealized losses on held-to-maturity investments	$1,131,923	1,139,191	1,081,990

Tangible assets	$14,024,390	13,969,965	14,032,818

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments	8.07%	8.15%	7.71%

Tangible book value per share
Tangible common equity	$1,213,022	1,206,965	1,165,030
Common shares outstanding	127,508,003	127,400,199	127,110,453
Tangible book value per share	9.51	9.47	9.17

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended					Year ended December 31,
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	2024	2023

Annualized return on average tangible common equity
Net income	$32,750	33,618	4,747	29,163	29,014	100,278	134,957

Average shareholders’ equity	1,589,228	1,572,897	1,541,434	1,549,870	1,506,895	1,563,454	1,510,285
Less: average goodwill and intangible assets	(384,178)	(384,730)	(385,364)	(386,038)	(386,761)	(385,074)	(387,961)
Average tangible common equity	$1,205,050	1,188,167	1,156,070	1,163,832	1,120,134	1,178,380	1,122,324

Annualized return on average tangible common equity	10.81%	11.26%	1.65%	10.08%	10.28%	8.51%	12.02%

Efficiency ratio, excluding loss on the sale of investments, gain on the sale of mortgage servicing rights, amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$95,326	90,767	92,420	90,024	90,676	368,537	351,554
Less: amortization expense	(526)	(590)	(635)	(701)	(724)	(2,452)	(3,270)
Less: merger, asset disposition and restructuring expenses	(2,850)	(43)	(1,915)	(955)	(2,354)	(5,763)	(6,749)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$91,950	90,134	89,870	88,368	87,598	360,322	341,535

Net interest income	$114,197	111,302	106,841	103,238	106,302	435,578	435,683
Non-interest income	40,063	27,833	(8,849)	27,963	29,169	87,010	113,823
Add: loss on the sale of investments	—	—	39,413	—	1	39,413	8,307
Less: gain on sale of mortgage servicing rights	—	—	—	—	—	—	(8,305)
Net interest income plus non-interest income, excluding loss on sale of investments and gain on sale of mortgage servicing rights	$154,260	139,135	137,405	131,201	135,472	562,001	549,508

Efficiency ratio, excluding loss on sale of investments, gain on sale of mortgage servicing rights, amortization and merger, asset disposition and restructuring expenses	59.61%	64.78%	65.41%	67.35%	64.66%	64.11%	62.15%

Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense
Non-interest expense excluding amortization and merger, asset disposition and restructuring expenses	$91,950	90,134	89,870	88,368	87,598	360,322	341,535
Average assets	14,322,864	14,351,669	14,458,592	14,408,612	14,329,020	14,385,171	14,269,809
Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense	2.55%	2.50%	2.50%	2.47%	2.43%	2.50%	2.39%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense, loss on sale of investments and gain on sale of mortgage servicing rights. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of December 31, 2024
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,131,231	25.8%	5,233
Less intercompany deposit accounts	1,244,219	10.3%	11
Less collateralized deposit accounts	413,479	3.4%	224
Uninsured deposits excluding intercompany and collateralized accounts	$1,473,533	12.1%	4,998
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $26.2 million, or 0.22% of total deposits, as of December 31, 2024. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $167.4 million, or 1.38% of total deposits, as of December 31, 2024. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $295,000 as of December 31, 2024.

The following table provides additional details for the Company’s deposit portfolio:

	As of December 31, 2024
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,372,651	11.3%	285,040
Business noninterest bearing demand deposits	1,248,764	10.3%	43,062
Personal interest-bearing demand deposits	1,380,138	11.4%	55,870
Business interest-bearing demand deposits	1,286,366	10.6%	7,586
Personal money market deposits	1,431,088	11.8%	24,665
Business money market deposits	576,651	4.7%	2,701
Savings deposits	2,171,251	17.9%	180,725
Time deposits	2,677,645	22.0%	80,256
Total deposits	$12,144,554	100.0%	679,905

Our average deposit account balance as of December 31, 2024 was $18,000. The Company’s insured cash sweep deposit balance was $551 million as of December 31, 2024.

The following table provides additional details regarding the Company’s deposit portfolio over time:

	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Personal noninterest bearing demand deposits	$1,397,167	1,375,144	1,357,875	1,369,294	1,350,520	1,316,845	1,372,651
Business noninterest bearing demand deposits	1,423,396	1,399,147	1,311,148	1,249,085	1,231,179	1,264,924	1,248,764
Personal interest-bearing demand deposits	1,535,254	1,477,617	1,464,058	1,427,140	1,396,825	1,340,668	1,380,138
Business interest-bearing demand deposits	624,252	689,914	812,433	805,069	815,358	955,120	978,002
Municipal demand deposits	418,147	430,549	358,055	325,657	353,567	380,991	308,364
Personal money market deposits	1,511,652	1,463,689	1,435,939	1,393,532	1,390,162	1,394,904	1,431,088
Business money market deposits	642,601	579,124	532,279	559,005	574,679	561,843	576,651
Savings deposits	2,120,215	2,116,360	2,105,234	2,156,048	2,148,727	2,145,735	2,171,251
Time deposits	1,989,711	2,258,338	2,602,881	2,786,814	2,826,362	2,710,049	2,677,645
Total deposits	$11,662,395	11,789,882	11,979,902	12,071,644	12,087,379	12,071,079	12,144,554

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At December 31, 2024
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,704,207	16.019%	$1,117,037	10.500%	$1,063,844	10.000%
Northwest Bank	1,466,805	13.800%	1,116,035	10.500%	1,062,890	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,464,067	13.762%	904,268	8.500%	851,075	8.000%
Northwest Bank	1,341,203	12.618%	903,457	8.500%	850,312	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,338,222	12.579%	744,691	7.000%	691,499	6.500%
Northwest Bank	1,341,203	12.618%	744,023	7.000%	690,879	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,464,067	10.369%	564,772	4.000%	705,965	5.000%
Northwest Bank	1,341,203	9.496%	564,936	4.000%	706,170	5.000%
(1)     December 31, 2024 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2023 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	December 31, 2024
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after ten years	$45,289	—	(9,898)	35,391	5.99

Debt issued by government sponsored enterprises:
Due after one year through five years	122	—	(4)	118	1.91

Municipal securities:
Due after one year through five years	888	10	(2)	896	1.57
Due after five years through ten years	16,662	4	(1,756)	14,910	7.43
Due after ten years	51,257	4	(8,440)	42,821	10.22

Corporate debt issues:
Due in one year through five years	5,485	—	(78)	5,407	4.40
Due after five years through ten years	19,944	815	(65)	20,694	4.41

Mortgage-backed agency securities:
Fixed rate pass-through	237,892	106	(17,581)	220,417	5.85
Variable rate pass-through	3,738	54	(3)	3,789	3.84
Fixed rate agency CMOs	852,648	174	(132,989)	719,833	5.22
Variable rate agency CMOs	44,740	30	(102)	44,668	5.69
Total mortgage-backed agency securities	1,139,018	364	(150,675)	988,707	5.38
Total marketable securities available-for-sale	$1,278,665	1,197	(170,918)	1,108,944	5.59

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$124,462	—	(14,464)	109,998	3.58

Mortgage-backed agency securities:
Fixed rate pass-through	132,816	—	(20,181)	112,635	4.70
Variable rate pass-through	364	1	—	365	3.21
Fixed rate agency CMOs	492,415	—	(77,989)	414,426	5.63
Variable rate agency CMOs	529	—	(5)	524	4.54
Total mortgage-backed agency securities	626,124	1	(98,175)	527,950	5.43
Total marketable securities held-to-maturity	$750,586	1	(112,639)	637,948	5.12

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	December 31, 2024
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh, due within one year	$175,000	4.64%

Collateralized borrowings, due within one year	22,323	1.73%
Collateral received, due within one year	3,008	4.65%
Subordinated debentures, net of issuance costs	114,538	4.28%
Junior subordinated debentures	129,834	6.85%
Total borrowed funds *	$444,703	5.05%
*    As of December 31, 2024, the Company had $3.2 billion of additional borrowing capacity available with the FHLB of Pittsburgh, including a $250 million overnight line of credit, which has no balance as of December 31, 2024, as well as $555 million of borrowing capacity available with the Federal Reserve Bank and $105 million with two correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)

Commercial real estate loans outstanding
The following table provides the various loan sectors in our commercial real estate portfolio at December 31, 2024:

Property type	Percent of portfolio
Retail Building	13.4%
5 or more unit dwelling	13.3
Commercial office building - non-owner occupied	10.5
Nursing Home	10.4
Manufacturing & industrial building	5.8
Warehouse/storage building	4.3
Commercial office building - owner occupied	4.2
Multi-use building - commercial, retail and residential	4.2
Residential acquisition & development - 1-4 family, townhouses and apartments	4.1
Multi-use building - office and warehouse	3.5
Other medical facility	2.9
Single family dwelling	2.4
Student housing	2.4
Hotel/motel	2.3
Agricultural real estate	2.2
Commercial acquisition and development	2.0
All other	12.1
Total	100.0%

The following table describes the collateral of our commercial real estate portfolio by state at December 31, 2024:

State	Percent of portfolio
New York	34.4%
Pennsylvania	29.6
Ohio	18.7
Indiana	8.3
All other	9.0
Total	100.0%

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Nonaccrual loans current:
Residential mortgage loans	$487	1,585	1,563	1,351	959
Home equity loans	681	1,239	1,088	974	871
Consumer loans	991	1,229	1,268	1,295	1,051
Commercial real estate loans	28,571	36,735	66,181	66,895	64,603
Commercial loans	1,468	1,922	788	934	1,182
Total nonaccrual loans current	$32,198	42,710	70,888	71,449	68,666
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$644	37	100	1,454	933
Home equity loans	132	157	260	125	174
Consumer loans	342	227	305	294	225
Commercial real estate loans	420	362	699	574	51
Commercial loans	283	444	183	161	139
Total nonaccrual loans delinquent 30 days to 59 days	$1,821	1,227	1,547	2,608	1,522
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$889	549	578	—	511
Home equity loans	269	87	234	488	347
Consumer loans	306	484	603	381	557
Commercial real estate loans	274	207	2,243	52	831
Commercial loans	115	48	8,088	201	56
Total nonaccrual loans delinquent 60 days to 89 days	$1,853	1,375	11,746	1,122	2,302
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$4,931	5,370	4,162	4,304	6,324
Home equity loans	2,250	2,558	2,473	2,822	3,100
Consumer loans	3,389	3,265	2,433	2,659	3,212
Commercial real estate loans	7,702	6,167	5,849	6,931	6,488
Commercial loans	7,257	14,156	3,061	3,165	2,770
Total nonaccrual loans delinquent 90 days or more	$25,529	31,516	17,978	19,881	21,894
Total nonaccrual loans	$61,401	76,828	102,159	95,060	94,384
Total nonaccrual loans	$61,401	76,828	102,159	95,060	94,384
Loans 90 days past due and still accruing	656	1,045	2,511	2,452	2,698
Nonperforming loans	62,057	77,873	104,670	97,512	97,082
Real estate owned, net	35	76	74	50	104
Other nonperforming assets (1)	16,102	—	—	—	—
Nonperforming assets	$78,194	77,949	104,744	97,562	97,186

Nonperforming loans to total loans	0.56%	0.69%	0.92%	0.85%	0.85%
Nonperforming assets to total assets	0.54%	0.54%	0.73%	0.67%	0.67%
Allowance for credit losses to total loans	1.04%	1.11%	1.10%	1.09%	1.10%
Allowance for credit losses to nonperforming loans	188.24%	161.56%	119.49%	128.08%	129.01%
(1) Other nonperforming assets includes nonaccrual loans held-for-sale.

1 Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At December 31, 2024	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,167,447	—	10,822	—	—	3,178,269
Home equity loans	1,145,856	—	3,540	—	—	1,149,396
Consumer loans	1,989,479	—	5,606	—	—	1,995,085
Total Personal Banking	6,302,782	—	19,968	—	—	6,322,750
Commercial Banking:
Commercial real estate loans	2,571,915	72,601	205,346	—	—	2,849,862
Commercial loans	1,923,382	37,063	46,957	—	—	2,007,402
Total Commercial Banking	4,495,297	109,664	252,303	—	—	4,857,264
Total loans	$10,798,079	109,664	272,271	—	—	11,180,014
At September 30, 2024
Personal Banking:
Residential mortgage loans	$3,237,357	—	11,431	—	—	3,248,788
Home equity loans	1,162,951	—	4,251	—	—	1,167,202
Consumer loans	1,992,110	—	5,922	—	—	1,998,032
Total Personal Banking	6,392,418	—	21,604	—	—	6,414,022
Commercial Banking:
Commercial real estate loans	2,634,987	87,693	271,699	—	—	2,994,379
Commercial loans	1,808,433	51,714	26,640	—	—	1,886,787
Total Commercial Banking	4,443,420	139,407	298,339	—	—	4,881,166
Total loans	$10,835,838	139,407	319,943	—	—	11,295,188
At June 30, 2024
Personal Banking:
Residential mortgage loans	$3,303,603	—	11,700	—	—	3,315,303
Home equity loans	1,176,187	—	4,299	—	—	1,180,486
Consumer loans	2,074,869	—	5,189	—	—	2,080,058
Total Personal Banking	6,554,659	—	21,188	—	—	6,575,847
Commercial Banking:
Commercial real estate loans	2,682,086	130,879	213,993	—	—	3,026,958
Commercial loans	1,673,052	47,400	21,662	—	—	1,742,114
Total Commercial Banking	4,355,138	178,279	235,655	—	—	4,769,072
Total loans	$10,909,797	178,279	256,843	—	—	11,344,919
At March 31, 2024
Personal Banking:
Residential mortgage loans	$3,362,439	—	12,541	—	—	3,374,980
Home equity loans	1,191,957	—	4,650	—	—	1,196,607
Consumer loans	2,113,050	—	5,317	—	—	2,118,367
Total Personal Banking	6,667,446	—	22,508	—	—	6,689,954
Commercial Banking:
Commercial real estate loans	2,714,643	131,247	182,424	—	—	3,028,314
Commercial loans	1,698,519	52,461	23,916	—	—	1,774,896
Total Commercial Banking	4,413,162	183,708	206,340	—	—	4,803,210
Total loans	$11,080,608	183,708	228,848	—	—	11,493,164
At December 31, 2023
Personal Banking:
Residential mortgage loans	$3,405,078	—	14,339	—	—	3,419,417
Home equity loans	1,223,097	—	4,761	—	—	1,227,858
Consumer loans	2,120,216	—	5,811	—	—	2,126,027
Total Personal Banking	6,748,391	—	24,911	—	—	6,773,302
Commercial Banking:
Commercial real estate loans	2,670,510	124,116	179,384	—	—	2,974,010
Commercial loans	1,637,879	6,678	14,172	—	—	1,658,729
Total Commercial Banking	4,308,389	130,794	193,556	—	—	4,632,739
Total loans	$11,056,780	130,794	218,467	—	—	11,406,041
*    Includes $2.7 million, $2.9 million, $2.5 million, $2.4 million, and $7.8 million of acquired loans at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.
**    Includes $19.8 million, $26.0 million, $24.3 million, $27.2 million, and $20.3 million of acquired loans at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	December 31, 2024		*	September 30, 2024		*	June 30, 2024		*	March 31, 2024		*	December 31, 2023		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	276	$28,690	0.9%	16	$685	—%	12	$616	—%	351	$38,502	1.1%	307	$30,041	0.9%
Home equity loans	147	5,365	0.5%	112	3,907	0.3%	104	3,771	0.3%	113	4,608	0.4%	121	5,761	0.5%
Consumer loans	836	11,102	0.6%	801	10,777	0.5%	742	10,372	0.5%	737	9,911	0.5%	896	11,211	0.5%
Commercial real estate loans	32	5,215	0.2%	21	5,919	0.2%	21	4,310	0.1%	25	6,396	0.2%	23	3,204	0.1%
Commercial loans	121	5,632	0.3%	34	3,260	0.2%	59	4,366	0.3%	62	3,091	0.2%	59	4,196	0.3%
Total loans delinquent 30 days to 59 days	1,412	$56,004	0.5%	984	$24,548	0.2%	938	$23,435	0.2%	1,288	$62,508	0.5%	1,406	$54,413	0.5%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	80	$10,112	0.3%	75	$9,027	0.3%	70	$8,223	0.2%	3	$70	—%	69	$7,796	0.2%
Home equity loans	26	1,434	0.1%	27	882	0.1%	35	1,065	0.1%	26	761	0.1%	37	982	0.1%
Consumer loans	293	3,640	0.2%	296	3,600	0.2%	295	3,198	0.2%	231	2,545	0.1%	322	3,754	0.2%
Commercial real estate loans	8	915	—%	11	7,643	0.3%	9	3,155	0.1%	5	807	—%	9	1,031	—%
Commercial loans	48	1,726	0.1%	19	753	—%	22	8,732	0.5%	27	1,284	0.1%	16	703	—%
Total loans delinquent 60 days to 89 days	455	$17,827	0.2%	428	$21,905	0.2%	431	$24,373	0.2%	292	$5,467	—%	453	$14,266	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	56	$4,931	0.2%	52	$5,370	0.2%	53	$5,553	0.2%	50	$5,813	0.2%	70	$7,995	0.2%
Home equity loans	66	2,250	0.2%	67	2,558	0.2%	51	2,506	0.2%	71	2,823	0.2%	81	3,126	0.3%
Consumer loans	378	3,967	0.2%	402	3,983	0.2%	358	3,012	0.1%	398	3,345	0.2%	440	3,978	0.2%
Commercial real estate loans	27	7,702	0.3%	13	6,167	0.2%	19	6,034	0.2%	22	6,931	0.2%	27	6,712	0.2%
Commercial loans	73	7,335	0.4%	85	14,484	0.8%	72	3,385	0.2%	62	3,421	0.2%	53	2,780	0.2%
Total loans delinquent 90 days or more	600	$26,185	0.2%	619	$32,562	0.3%	553	$20,490	0.2%	603	$22,333	0.2%	671	$24,591	0.2%

Total loans delinquent	2,467	$100,016	0.9%	2,031	$79,015	0.7%	1,922	$68,298	0.6%	2,183	$90,308	0.8%	2,530	$93,270	0.8%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $0.2 million, $0.2 million, $0.1 million, $0.4 million, and $0.6 million at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Beginning balance	$125,813	125,070	124,897	125,243	124,841
Provision	15,549	5,727	2,169	4,234	3,801
Charge-offs residential mortgage	(176)	(255)	(252)	(162)	(266)
Charge-offs home equity	(197)	(890)	(237)	(412)	(133)
Charge-offs consumer	(4,044)	(3,560)	(2,561)	(4,573)	(3,860)
Charge-offs commercial real estate	(13,997)	(475)	(500)	(349)	(742)
Charge-offs commercial	(10,400)	(1,580)	(1,319)	(1,163)	(806)
Recoveries	4,271	1,776	2,873	2,079	2,408
Ending balance	$116,819	125,813	125,070	124,897	125,243
Net charge-offs to average loans, annualized	0.87%	0.18%	0.07%	0.16%	0.12%

	Year ended December 31,
	2024	2023
Beginning balance	$125,243	118,036
ASU 2022-02 Adoption	—	426
Provision	27,679	18,664
Charge-offs residential mortgage	(845)	(1,189)
Charge-offs home equity	(1,736)	(852)
Charge-offs consumer	(14,738)	(12,451)
Charge-offs commercial real estate	(15,321)	(2,366)
Charge-offs commercial	(14,462)	(4,166)
Recoveries	10,999	9,141
Ending balance	$116,819	125,243
Net charge-offs to average loans, annualized	0.32%	0.11%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2024			September 30, 2024			June 30, 2024			March 31, 2024			December 31, 2023
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,215,596	31,107	3.87%	$3,286,316	31,537	3.84%	$3,342,749	32,182	3.85%	$3,392,524	32,674	3.85%	$3,442,308	32,739	3.80%
Home equity loans	1,154,456	16,801	5.79%	1,166,866	17,296	5.90%	1,183,497	17,303	5.88%	1,205,273	17,294	5.77%	1,238,420	17,590	5.64%
Consumer loans	1,918,356	26,293	5.45%	1,955,988	26,034	5.29%	2,048,396	26,334	5.17%	2,033,620	25,033	4.95%	2,055,783	24,667	4.76%
Commercial real estate loans	2,983,946	46,933	6.15%	2,995,032	47,473	6.31%	3,023,762	45,658	5.97%	2,999,224	43,425	5.73%	2,950,589	43,337	5.75%
Commercial loans	1,932,427	35,404	7.17%	1,819,400	34,837	7.62%	1,770,345	33,229	7.43%	1,714,667	31,857	7.35%	1,564,617	28,801	7.20%
Total loans receivable (a) (b) (d)	11,204,781	156,538	5.56%	11,223,602	157,177	5.57%	11,368,749	154,706	5.47%	11,345,308	150,283	5.33%	11,251,717	147,134	5.19%
Mortgage-backed securities (c)	1,769,151	11,514	2.60%	1,735,728	10,908	2.51%	1,734,085	9,426	2.17%	1,717,306	7,944	1.85%	1,741,687	7,951	1.83%
Investment securities (c) (d)	264,840	1,575	2.38%	263,127	1,504	2.29%	287,262	1,316	1.83%	333,752	1,430	1.71%	335,121	1,425	1.70%
FHLB stock, at cost	21,237	392	7.35%	20,849	394	7.51%	25,544	498	7.84%	32,249	607	7.57%	35,082	665	7.52%
Other interest-earning deposits	132,273	1,554	4.60%	173,770	2,312	5.29%	135,520	1,791	5.23%	61,666	832	5.34%	71,987	970	5.27%
Total interest-earning assets	13,392,282	171,573	5.10%	13,417,076	172,295	5.11%	13,551,160	167,737	4.98%	13,490,281	161,096	4.80%	13,435,594	158,145	4.67%
Noninterest-earning assets (e)	930,582			934,593			907,432			918,331			893,426
Total assets	$14,322,864			$14,351,669			$14,458,592			$14,408,612			$14,329,020
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits (g)	$2,152,955	6,549	1.21%	$2,151,933	6,680	1.23%	$2,144,278	5,957	1.12%	$2,122,035	5,036	0.95%	$2,102,320	4,045	0.76%
Interest-bearing demand deposits (g)	2,636,279	7,894	1.19%	2,567,682	7,452	1.15%	2,555,863	6,646	1.05%	2,538,823	5,402	0.86%	2,573,634	4,921	0.76%
Money market deposit accounts (g)	1,980,769	8,880	1.78%	1,966,684	9,170	1.85%	1,957,990	8,601	1.77%	1,961,332	7,913	1.62%	1,997,116	7,446	1.48%
Time deposits (g)	2,671,343	27,531	4.10%	2,830,737	30,896	4.34%	2,832,720	31,550	4.48%	2,697,983	29,335	4.37%	2,447,335	24,187	3.92%
Borrowed funds (f)	222,506	2,246	4.02%	220,677	2,266	4.09%	323,191	3,662	4.56%	469,697	5,708	4.89%	548,089	6,826	4.94%
Subordinated debt	114,488	1,148	4.01%	114,396	1,148	4.01%	114,308	1,148	4.02%	114,225	1,148	4.02%	114,134	1,148	4.02%
Junior subordinated debentures	129,791	2,277	6.87%	129,727	2,467	7.56%	129,663	2,449	7.47%	129,597	2,459	7.51%	129,532	2,512	7.59%
Total interest-bearing liabilities	9,908,131	56,525	2.27%	9,981,836	60,079	2.39%	10,058,013	60,013	2.40%	10,033,692	57,001	2.28%	9,912,160	51,085	2.04%
Noninterest-bearing demand deposits (g)	2,587,071			2,579,775			2,595,511			2,567,781			2,675,788
Noninterest-bearing liabilities	238,434			217,161			263,634			257,269			234,177
Total liabilities	12,733,636			12,778,772			12,917,158			12,858,742			12,822,125
Shareholders’ equity	1,589,228			1,572,897			1,541,434			1,549,870			1,506,895
Total liabilities and shareholders’ equity	$14,322,864			$14,351,669			$14,458,592			$14,408,612			$14,329,020
Net interest income/Interest rate spread FTE		115,048	2.83%		112,216	2.72%		107,724	2.58%		104,095	2.52%		107,060	2.63%
Net interest-earning assets/Net interest margin FTE	$3,484,151		3.42%	$3,435,240		3.33%	$3,493,147		3.20%	$3,456,589		3.10%	$3,523,434		3.16%
Tax equivalent adjustment (d)		851			914			883			857			758
Net interest income, GAAP basis		114,197			111,302			106,841			103,238			106,302
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.34X			1.35X			1.34X			1.36X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 1.68%, 1.78%, 1.76%, 1.61%, and 1.37%, respectively, and average cost of Interest-bearing deposits were 2.14%, 2.27%, 2.24%, 2.06%, and 1.77%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Year ended December 31,
	2024			2023
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,308,977	127,499	3.85%	$3,474,336	129,828	3.74%
Home equity loans	1,177,431	68,694	5.83%	1,264,941	68,058	5.38%
Consumer loans	1,988,806	103,694	5.21%	2,103,602	91,645	4.36%
Commercial real estate loans	3,000,431	183,491	6.02%	2,881,005	160,352	5.49%
Commercial loans	1,809,574	135,326	7.36%	1,376,234	96,253	6.90%
Loans receivable (a) (b) (d)	11,285,219	618,704	5.48%	11,100,118	546,136	4.92%
Mortgage-backed securities (c)	1,739,141	39,793	2.29%	1,822,375	32,886	1.80%
Investment securities (c) (d)	287,118	5,825	2.03%	357,436	6,312	1.77%
FHLB stock, at cost	24,948	1,891	7.58%	39,467	2,868	7.27%
Other interest-earning deposits	126,097	6,489	5.15%	55,998	2,901	5.11%
Total interest-earning assets	13,462,523	672,702	5.00%	13,375,349	591,103	4.42%
Noninterest-earning assets (e)	922,648			894,415

Total assets	$14,385,171			$14,269,809

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits (g)	$2,142,852	24,222	1.13%	$2,148,127	8,822	0.41%
Interest-bearing demand deposits (g)	2,574,810	27,394	1.06%	2,556,281	11,606	0.45%
Money market deposit accounts (g)	1,966,732	34,564	1.76%	2,183,583	24,734	1.13%
Time deposits (g)	2,758,157	119,313	4.33%	1,913,372	60,181	3.15%
Borrowed funds (f)	308,540	13,882	4.50%	691,636	32,903	4.76%
Subordinated debt	114,355	4,592	4.02%	114,002	4,592	4.03%
Junior subordinated debentures	129,695	9,652	7.32%	129,434	9,401	7.14%
Total interest-bearing liabilities	9,995,141	233,619	2.34%	9,736,435	152,239	1.56%
Noninterest-bearing demand deposits (g)	2,582,540			2,785,279
Noninterest-bearing liabilities	244,036			237,810

Total liabilities	12,821,717			12,759,524

Shareholders’ equity	1,563,454			1,510,285

Total liabilities and shareholders’ equity	$14,385,171			$14,269,809

Net interest income/Interest rate spread		439,083	2.66%		438,864	2.86%

Net interest-earning assets/Net interest margin	$3,467,382		3.26%	$3,638,959		3.28%

Tax equivalent adjustment (d)		3,505			3,181
Net interest income, GAAP basis		435,578			435,683

Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.37X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 1.71% and 0.91%, respectively and average cost of Interest-bearing deposits were 2.18% and 1.20%, respectively.